OFFER TO PURCHASE FOR CASH UP TO
                         200,000 SHARES OF COMMON STOCK
              (INCLUDING ASSOCIATED COMMON STOCK PURCHASING RIGHTS)
                      AT A PURCHASE PRICE OF NOT LESS THAN
                      $22.00 NOR MORE THAN $25.00 PER SHARE


               NOTE:   SIGNATURES  MUST  BE  PROVIDED  BELOW.  PLEASE  READ  THE
               ACCOMPANYING INSTRUCTIONS CAREFULLY.



                                November 27, 2002

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated November 27, 2002, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by California Independent Bancorp, a California corporation ("CIB"), to purchase for cash up to 200,000 shares of its common stock (including associated common stock purchasing rights), no par value, at a price not less than $22.00 nor more than $25.00 per Share, upon the terms and subject to the conditions of the Offer.

     The Company will determine the single per Share price, not less than $22.00 nor more than $25.00 per Share, net to the seller in cash, without interest ("Purchase Price") that it will pay for Shares validly tendered pursuant to the Offer and not properly withdrawn on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the Purchase Price that will allow it to buy 200,000 shares (or such lesser number of Shares are properly tendered at prices not less than $22.00 nor more than $25.00 per Share. All Shares validly tendered at prices at or below the Purchase Price and not properly withdrawn on or prior to the Expiration Date will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration, conditional tender and odd lots provisions. See Section 1 of the Offer to Purchase. The Company reserves the right, in its sole discretion, to purchase more than 200,000 Shares pursuant to the Offer. See Sections 1 and 15 of the Offer to Purchase.

     Upon the terms and subject to the conditions of the Offer, if, at the expiration of the Offer, more than 200,000 Shares are validly tendered at or below the Purchase Price and not properly withdrawn on or prior to the Expiration Date, the Company will buy Shares in the following order: (i) from shareholders who beneficially own an aggregate of fewer than 100 Shares who properly tender all their Shares at or below the Purchase Price; (ii) all Shares conditionally tendered, for which the condition was satisfied, and all other Shares tendered unconditionally, in each case at prices at or below the Purchase Price, on a pro rata basis, from all other shareholders who properly tender their Shares at prices at or below the Purchase Price (and do not properly withdraw them on or prior to the Expiration Date); and (iii) if necessary, Shares conditionally tendered, for which the condition was not satisfied, at prices at or below the Purchase Price selected by random lot. See Sections 1, 3 and 6 of the Offer to Purchase. If any shareholder tenders all of his or her Shares and wishes to avoid proration or to limit the extent to which only a portion of such Shares may be purchased because of the proration provisions, the shareholder may tender Shares subject to the condition that a specified minimum number of Shares or none of such Shares be purchased. See Section 6 of the Offer to Purchase. All Shares not purchased pursuant to the Offer, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration will be returned to the tendering shareholders at the Company's expense as promptly as practicable following the Expiration Date.

     The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer. See Section 6 of the Offer to Purchase.

     All Shares validly tendered prior to the Expiration Date will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

     1. You may tender all or a portion of your Shares at prices not less than $22.00 nor more than $25.00 per Share as indicated in the attached Instruction Form, net to you in cash, without interest. If you do not wish to specify a Purchase Price, you may indicate that you have tendered your Shares at the Purchase Price (not less than $22.00 nor more than $25.00 per Share) as determined by the Company in accordance with the terms of the Offer.

     2. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer.

     3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., EST, on December 30, 2002, unless the Company extends the Offer.

     4. The Offer is for up to 200,000 Shares, constituting approximately 9.0% of the Shares outstanding as of November 27, 2002.

     5. Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

     6. If you owned beneficially an aggregate of fewer than 100 Shares and you instruct us to tender on your behalf all such Shares before the expiration of the Offer and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EST, ON DECEMBER 30, 2002, UNLESS THE COMPANY EXTENDS THE OFFER.

     As described in Section 1 of the Offer to Purchase, if before the Expiration Date more than 200,000 Shares (or such greater number of Shares as the Company elects to purchase) are validly tendered at or below the Purchase Price, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

     (a) first, all Shares validly tendered and not properly withdrawn on or prior to the Expiration Date by or on behalf of any shareholder who beneficially own an aggregate of fewer than 100 Shares who:

          (1) validly tenders all of such Shares at or below the Purchase Price (partial tenders will not qualify for this preference); and

          (2)  completes  the  box  captioned   "Odd  Lots"  on  the  Letter  of
Transmittal;

     (b) second, all Shares conditionally tendered, for which the condition was satisfied, and all other Shares tendered unconditionally, in each case at prices at or below the Purchase Price, on a pro rata basis, from all other shareholders who properly tender their Shares at prices at or below the Purchase Price (and do not properly withdraw them on or prior to the Expiration Date); and

     (c) third, if necessary, Shares conditionally tendered, for which the condition was not satisfied, at prices at or below the Purchase Price selected by random lot.

     Whether or not you tender all of the Shares you own (whether beneficially or of record), you may condition your tender on the Company purchasing a minimum number of your tendered Shares. In that case, if as a result of the preliminary proration provisions in the Offer to Purchase, the Company would purchase less than the specified minimum number of your Shares, then the Company will not purchase any of your Shares, except as provided in the next sentence. If as a result of conditionally tendered Shares not being purchased, the total number of Shares that would be purchased falls below the aggregate number of Shares to be purchased, the Company will select, by random lot, Shares for purchase from shareholders who conditionally tendered all of their Shares and for which the condition, based on a preliminary proration, has not been satisfied. See Sections 1 and 5 of the Offer to Purchase.

     The Offer is not being made to, nor will the Company accept tenders from, holders of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Company is not aware of any jurisdiction in which the making of the Offer or the tender of Shares would not be in compliance with the laws of such jurisdictions. However, the Company reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Company makes a good faith effort to comply with any state law deemed applicable to the Offer, if it cannot do so, the Company believes that the exclusion of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act.

                                INSTRUCTION FORM


                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                      UP TO 200,000 SHARES OF COMMON STOCK
                        OF CALIFORNIA INDEPENDENT BANCORP
                      AT A PURCHASE PRICE OF NOT LESS THAN
                      $22.00 NOR MORE THAN $25.00 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 27, 2002 and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by California Independent Bancorp, a California corporation (the "Company"), to purchase for cash up to 200,000 shares of its common stock, no par value, at a price not less than $22.00 nor more than $25.00 per Share (the "Purchase Price"), upon the terms and subject to the conditions of the Offer.

     All Shares validly tendered at the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

     The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, pursuant to the terms and subject to the conditions of the Offer.

     Aggregate   number   of   Shares   to  be   tendered   by   you   for   us:
_____________________ Shares.

         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 4 OF THE LETTER OF TRANSMITTAL)
                               CHECK ONLY ONE BOX

IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED (EXCEPT AS OTHERWISE PROVIDED HEREIN), THERE IS NOT A VALID TENDER OF SHARES.

     [ ] SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

     I want to maximize the chance of having the Company purchase all of the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this ONE BOX INSTEAD OF ONE OF THE PRICE SELECTION BOXES BELOW, I hereby tender my Shares at the Purchase Price resulting from the Dutch Auction tender process. I acknowledge that this action will result in me receiving a price per Share that could be as low as $22.00 or as high as $25.00.

                                       OR

                SHARES TENDERED AT PRICE SELECTED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, I hereby tender Shares at the price checked. I acknowledge that this action could result in none of the Shares being purchased if the Purchase Price for Shares is less than the price checked. (Shareholders who wish to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered.)

                  [ ]   $22.00                   [ ]   $24.00
                  [ ]   $22.50                   [ ]   $24.50
                  [ ]   $23.00                   [ ]   $25.00
                  [ ]   $23.50

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

     A tendering shareholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

     Check here and complete the following if your tender is conditional on the Company purchasing all or a minimum number of your tendered Shares.

     Minimum  number of Shares that must be purchased if any are  purchased  is:
_______________ Shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares.

[ ] The tendered Shares represent all Shares held by the undersigned.

                                    ODD LOTS

[ ] By checking this box, the undersigned represents that the undersigned owned beneficially, an aggregate of fewer than 100 Shares and is instructing the holder to tender all such Shares.

*Unless otherwise indicated, all of the Shares, held for the account of the undersigned will be tendered.

ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED.

                                             Signature(s)

                                             -----------------------------------

                                             -----------------------------------



Dated: ____________________, 2002


Name(s) and Address(es) (Please Print)

_____________________________________

_____________________________________


Area Code and Telephone Number: ___________________________

Taxpayer Identification or Social Security Number: _____________________________



Enclosures